EXHIBIT 2

             POWER OF ATTORNEY TO FILE SCHEDULE 13D

     THIS POWER OF ATTORNEY is executed by the undersigned (the "Grantors") in favor of each of David Wilstein and Richard M. Horowitz (the "Attorneys-in-fact") in connection with the preparation, execution and filing of a statement on Schedule 13D (and amendments thereto) to report the shares of Common Stock, no par value (the "Common Shares"), of Incomnet, Inc., a California corporation, that are beneficially owned by each Grantor.

     Each Grantor hereby makes, constitutes and appoints each Attorney-in-fact as his or her true and lawful attorney-in-fact, with full power of substitution, each of them with full power and authority, acting separately, in the name and on behalf of the Grantor, (i) to prepare, execute and file a statement on Schedule 13D (and amendments thereto) to report the Common Shares beneficially owned by such Grantor, and to incur all fees and to pay all expenses, as such Attorney-in-fact may deem necessary or appropriate to enable the Attorney-in-fact to carry out the obligations of the Grantor under Regulation 13D-G under the Securities Exchange Act of 1934, and (ii) to do and to cause to be done any and all other acts and things as such Attorney-in-fact may in its discretion deem necessary or appropriate to carry out the purposes of the foregoing powers. The preparation, execution or filing of such statements, or the doing or causing to be done of such other acts or things, shall be conclusive evidence of such due authorization by the Grantor.

     Each Attorney-in-fact hereby accepts the powers appointed to him under this Power of Attorney.

     This Power of Attorney may be signed in two or more counterparts with the same effect as if the signatures were upon the same instrument.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney.

Date:  August 12, 1997          /s/ David Wilstein
                                --------------------------------
                                   DAVID WILSTEIN
                                   (as Grantor and as Attorney-
                                    in-fact)

Date:  August 13, 1997          /s/ Richard M. Horowitz
                                --------------------------------
                                   RICHARD M. HOROWITZ
                                   (as Grantor and as Attorney-
                                    in-fact)

Date:  August 11, 1997          /s/ Leonard Wilstein
                                --------------------------------
                                   LEONARD WILSTEIN

Date:  August 11, 1997          /s/ Jack Gilbert
                                --------------------------------
                                   JACK GILBERT

Date:  August 12, 1997          /s/ Robert Epstein
                                --------------------------------
                                   ROBERT EPSTEIN